Exhibit 99.1

News Release CONTACT: Michael Perlman Assistant Treasurer KLX Inc. (561) 383-5100

KLX INC. REPORTS FIRST QUARTER ENDED APRIL 30, 2016 FINANCIAL RESULTS

WELLINGTON, FL, May 23, 2016 — KLX Inc. (the “Company”) (NASDAQ: KLXI), the world’s leading distributor and value added service provider of aerospace fasteners and consumables, and a provider of services and products to the oil and gas exploration and production industry, today announced its first fiscal quarter 2016 financial results.

FIRST QUARTER ENDED APRIL 30, 2016 HIGHLIGHTS COMPARED WITH PRIOR YEAR

•                  Consolidated revenues of $368.2 million declined 14.7 percent

•                  Aerospace Solutions Group segment (“ASG”) revenues were $331.1 million. Revenues from commercial aerospace manufacturing and aftermarket customers were flat, but revenues from military and business jet customers declined 24 percent, resulting in a 4.9 percent year over year decline. ASG revenues increased 8.2 percent sequentially compared to the immediately preceding quarter

•                  ASG operating earnings were down 1.5%, and operating margin was 18.1 percent reflecting a 60 basis point improvement as compared to the same period last year

•                  Energy Services Group segment (“ESG”) revenues of $37.1 million declined 55.6 percent compared to the same quarter last year, and declined 28.8 percent sequentially compared to the fourth quarter of 2015

•                  Consolidated operating earnings were $29.1 million, net earnings on a GAAP basis were $6.2 million and EBITDA, adjusted to exclude non-cash compensation expense, was $50.5 million

•                  Adjusted net earnings and adjusted net earnings per diluted share were $21.9 million and $0.42, respectively (1). Free cash flow of $22.2 million was 101 percent of adjusted net earnings. GAAP net earnings and net earnings per diluted share were $6.2 million and $0.12 per diluted share, respectively

(1) Adjusted to exclude non-cash compensation expense and to include the tax benefit from the amortization of tax deductible goodwill.

•                  On May 17, 2016, the Company acquired Herndon Aerospace & Defense, LLC (“Herndon”), an aftermarket aerospace supply chain management and consumables hardware distributor servicing principally aftermarket military depots, as well as the commercial aerospace aftermarket

Amin J. Khoury, Chairman and Chief Executive Officer of KLX stated, “Our ASG business continues to perform well. In fact, ASG revenues increased 8.2 percent on a sequential quarterly basis. However, comparisons with the prior year period are challenged by the record first half performance of 2015. Year over year comparisons reflect essentially flat revenues from our commercial aerospace manufacturing and aftermarket customers but an approximate 24 percent decline in revenues from our military and business jet customers.”

Mr. Khoury continued, “Our ESG business has been challenged by some of the most extreme market conditions in the history of the oil field services industry. Our customers have cut their capital expenditure budgets by about 75 percent. Working rigs have been reduced by 78 percent year-over-year and reduced by 47 percent on a sequential quarterly basis. Customer spending to maintain production in producing wells has been substantially reduced, and approximately 70 U.S. oil and gas companies have filed for bankruptcy protection, including three during the past 30 days.”

We have presented adjusted net earnings and adjusted earnings per diluted share to reflect net earnings before amortization, non-cash compensation expense and to include the tax benefit from the amortization of tax deductible goodwill (“Adjusted Net Earnings” and “Adjusted Net Earnings per Diluted Share”). See “Reconciliation of Non-GAAP Financial Measures.”

FIRST QUARTER 2016 CONSOLIDATED RESULTS

First quarter 2016 revenues of $368.2 million declined 14.7 percent, as compared to the prior year period. The consolidated results reflect a 4.9 percent decline in ASG’s revenues and a 55.6 percent decline in ESG revenues as compared with the prior year. On a sequential quarterly basis, ASG revenues increased 8.2 percent, while ESG revenues declined 28.8 percent.

Operating earnings were $29.1 million and operating margin was 7.9 percent. EBITDA, adjusted to exclude non-cash compensation expense was $50.5 million, and EBITDA margin on the same basis was 13.7 percent.

First quarter 2016 Adjusted Net Earnings and Adjusted Net Earnings per Diluted Share were $21.9 million and $0.42 per diluted share, respectively. First quarter 2016 free cash flow of $22.2 million was 101 percent of Adjusted Net Earnings. On a GAAP basis, net earnings and net earnings per diluted share were $6.2 million and $0.12 per share, respectively.

FIRST QUARTER 2016 SEGMENT RESULTS

The following is a tabular summary and commentary of revenues, operating earnings (loss) and EBITDA, adjusted for non-cash compensation expense, by segment for the three months ended April 30, 2016 and 2015 ($ in millions):

	REVENUES
	THREE MONTHS ENDED
Segment	April 30, 2016	April 30, 2015	% Change
Aerospace Solutions Group	$331.1	$348.0	(4.9)%
Energy Services Group	37.1	83.5	(55.6)%
Total	$368.2	$431.5	(14.7)%

	OPERATING EARNINGS (LOSS)
	THREE MONTHS ENDED
Segment	April 30, 2016	April 30, 2015	% Change
Aerospace Solutions Group	$59.9	$60.8	(1.5)%
Energy Services Group	(30.8)	(13.3)	(131.6)%
Total	$29.1	$47.5	(38.7)%

	EBITDA (LOSS) (1)
	THREE MONTHS ENDED
Segment	April 30, 2016	April 30, 2015	% Change
Aerospace Solutions Group	$69.6	$71.0	(2.0)%
Energy Services Group	(19.1)	1.3	(1,569.2)%
Total	$50.5	$72.3	(30.2)%

(1) 2016 and 2015 EBITDA excludes non-cash compensation expense

First quarter 2016 ASG revenues of $331.1 million decreased 4.9 percent compared with the first quarter of 2015. While revenues from commercial aerospace manufacturing and aftermarket customers were essentially flat, ASG experienced an approximate 24 percent decline in demand from its military and business jet manufacturing customers. ASG first quarter 2016 operating earnings and operating margin were $59.9 million and 18.1 percent, respectively. ASG’s first quarter EBITDA, adjusted to exclude non-cash compensation expense, was $69.6 million, or 21.0 percent of revenues.

Mr. Khoury commented, “ASG’s first quarter results were negatively impacted by the double digit decline in revenues from the military and business jet portion of our business, reflecting the ongoing effects of sequestration, sun-setting of certain programs, and lower levels of military helicopters and business jets produced.” Mr. Khoury continued, “Demand from our commercial aerospace manufacturing and aftermarket customers was essentially flat with a modest increase in aftermarket demand, offset by a modest decrease in demand from our commercial aerospace manufacturing customers.”

First quarter 2016 ESG revenues were $37.1 million, operating loss was $(30.8) million and EBITDA loss, adjusted to exclude non-cash compensation expense, was $(19.1) million. ESG’s financial performance is consistent with industry peers, and reflects the effects of the collapse in oil and natural gas prices, which has dramatically reduced volume and pricing across all of ESG’s services and product offerings and in all geographic regions in which the Company operates.

Commenting on the ESG segment, Mr. Khoury noted, “The first quarter of 2016 was extremely difficult for the entire industry with further deep cuts in exploration and production capital expenditures. No company has been left unscathed, with write-downs, reductions in force, business closures and bankruptcies picking up pace as the industry shakeout enters its second year. In the midst of this challenging operating environment, our ESG team is intensely focused on controlling costs to limit losses while preserving the valuable franchise we have built. We continue to rationalize and refine our business platform, while implementing the cost reduction program previously discussed on our fourth quarter earnings call. These cost reduction initiatives, while attempting to align capacity and cost with current business prospects, must be balanced with a view towards retaining the core team required to drive outperformance when the cycle turns. When completed, we will have reduced our ESG headcount by up to 800 employees, or 55%, from staffing levels in place at the beginning of last fiscal year. We are also consolidating 11 satellite facilities across our geo regions and mothballing equipment in satellite locations where it no longer makes economic sense to operate. We expect the aforementioned initiatives, along with others completed last year, to substantially lower our costs and cash burn rate for the second half of the year, but retain the capability to disproportionally benefit as market conditions improve.”

HERNDON ACQUISITION

On May 17, 2016, KLX acquired Herndon, a leading supply chain management and consumables hardware distributor serving principally military depot aftermarket customers, as well as commercial aerospace aftermarket customers.

Amin Khoury, Chairman and Chief Executive Officer of KLX stated, “The acquisition of Herndon expands our capability to provide comprehensive supply chain management solutions to a broader portfolio of aftermarket customers. Herndon’s revenues and EBITDA for the year ended December 31, 2015, adjusted to exclude non-recurring costs under the prior ownership, were approximately $133 million and $20 million, respectively. We expect the integration of the Herndon business into the existing KLX aerospace distribution platform to yield substantial synergies.”

Mr. Khoury continued, “The acquisition price of approximately $210 million in cash, plus a standard working capital adjustment, represents a multiple of approximately 10.5 times Herndon’s fiscal year ended December 31, 2015 adjusted EBITDA. Pro forma for the expected synergies, the purchase price multiple is expected to be approximately seven times adjusted EBITDA. Exclusive of acquisition and integration related costs, the acquisition is expected to be accretive to our second half of 2016 financial results and substantially accretive to earnings in 2017, as we begin to realize the very significant cost synergies. We expect acquisition, integration and transition costs associated with the transaction, will be approximately $10 million through the end of 2017.”

LIQUIDITY

As of April 30, 2016, cash was $449 million. Total long-term debt of $1.2 billion less cash, resulted in net debt of $751 million, and the Company’s net debt to net capital ratio was 25.2 percent. Capital expenditures were $19.2 million for the first quarter ended April 30, 2016. For the three month period ended April 30, 2016, cash flows provided by operating activities were $41.4 million, free cash flow was $22.2 million and the free cash flow conversion ratio was 101 percent of adjusted net earnings. At April 30, 2016, there were no borrowings outstanding under the Company’s $750.0 million credit facility. On May 17, 2016, the Company used approximately $210 million of cash to acquire Herndon.

OUTLOOK

Commenting on the Company’s outlook, Mr. Khoury stated, “We believe we have enhanced the prospects for our ASG business through the Herndon acquisition. We are developing our detailed integration plans with the Herndon team and expect to complete the integration by the end of 2017. While we expect the Herndon acquisition will be accretive to EBITDA and earnings per share in the current fiscal year (exclusive of acquisition and integration related costs), we expect the acquisition to be modestly dilutive to ASG’s operating margin until we complete our integration activities. Longer term, we believe Herndon will contribute meaningfully to our growth. Our core ASG business will continue to deliver results which reflect our position as the leader in the global aerospace consumables distribution market, with low single digit long term growth in revenues and an operating margin in excess of 18 percent on a GAAP basis, consistent with our previous guidance. We expect significant continuing headwinds from our military and business jet customers during our second quarter, which will make comparisons with our record second quarter of 2015 difficult. However, we expect favorable comparisons for the third and fourth quarters of 2016 compared with the prior year, resulting in a low single digit growth rate for the year. To date, we have made good progress on executing our previously announced ASG cost reduction program and we remain on track to complete these initiatives by the end of the third quarter of this year as planned.”

Mr. Khoury continued, “With respect to our ESG business, it is impossible to confidently predict the beginning of any economic recovery in the oil and gas industry. In the meantime, we are committed to managing our business and our cost structure to minimize the negative financial impact on KLX, while retaining the core of what we have established which is already recognized as an industry leader in those services we offer. We have noted the recent rally in the share prices of many of the publicly traded E&P and oil field service companies, which may reflect a belief on the part of savvy investors that we may have reached a trough, with recent oil prices above $45 or almost 85 percent above the low point seen earlier this year. In fact, we believe we will have reached the trough in our own financial performance in the first half of 2016, as we begin to realize the benefits of our cost reduction programs and energy prices stabilize at these new commodity price levels. Mr. Khoury concluded, “We remain confident in the long-term secular outlook of the industry and believe our strategy has positioned ESG to disproportionally benefit when we exit this downturn.”

This release includes “adjusted net earnings” and “adjusted earnings per diluted share” to reflect net earnings before amortization, non-cash compensation expense, and to include the tax benefit from the amortization of tax deductible goodwill. This release also includes “EBITDA,” and “EBITDA margin,” “free cash flow,” “ASG EBITDA,” and “ASG EBITDA margin,” “ESG EBITDA” and “ESG EBITDA margin,” in each case excluding depreciation and amortization and non-cash compensation expense which are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements. Factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), which include its Annual Report on Form 10-K and Current Reports on Form 8-K. For more information, see the section entitled “Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About KLX Inc.

KLX Inc., through its two operating segments, provides mission critical products and complex logistical solutions to support its customers’ high value assets. KLX serves its customers in demanding environments that face high cost of downtime and require dependable, high quality just-in-time customer support. The Aerospace Solutions Group is the world’s leading distributor and value added service provider of aerospace fasteners and consumables offering the broadest range of aerospace hardware and consumables and inventory management services worldwide. The Energy Services Group provides vital services and products to the oil and gas industry on an episodic, 24/7 basis. For more information, visit the KLX website at www.klx.com.

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KLX INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) (UNAUDITED)

(In Millions, Except Per Share Data)

	THREE MONTHS ENDED
	April 30, 2016	April 30, 2015

Revenues	$368.2	$431.5
Cost of sales	278.7	323.9
Selling, general and administrative	60.4	60.1

Operating earnings	29.1	47.5

Interest expense	18.9	18.6

Earnings before income taxes	10.2	28.9

Income tax expense	4.0	11.0

Net earnings	$6.2	$17.9

Net earnings per common share:
Basic	$0.12	$0.34
Diluted	$0.12	$0.34

Weighted average common shares:
Basic	52.0	52.2
Diluted	52.2	52.3

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KLX INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In Millions)

	April 30,	January 31,
	2016	2016
ASSETS

Current assets:
Cash and cash equivalents	$449.0	$427.8
Accounts receivable	267.8	259.6
Inventories	1,284.0	1,295.3
Other current assets	39.5	40.1
Total current assets	2,040.3	2,022.8
Long-term assets	1,680.4	1,668.2
	$3,720.7	$3,691.0

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$255.6	$261.2
Total long-term liabilities	1,231.1	1,227.3
Total stockholders’ equity	2,234.0	2,202.5
	$3,720.7	$3,691.0

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KLX INC.

STATEMENTS OF CASH FLOWS (UNAUDITED)

(In Millions)

	THREE MONTHS ENDED
	April 30, 2016	April 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$6.2	$17.9
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	16.6	20.9
Deferred income taxes	2.4	9.8
Non-cash compensation	4.8	3.9
Excess tax benefit / (loss) realized from prior exercises of restricted stock	—	(0.9)
Provision for doubtful accounts	(0.3)	0.9
Loss on disposal of property and equipment	1.5	0.5
Amortization of deferred financing fees	1.1	0.8
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(6.5)	(2.3)
Inventories	12.4	7.9
Other current and non-current assets	4.8	(2.4)
Accounts payable	(2.6)	18.4
Other current and non-current liabilities	1.0	31.2
Net cash flows provided by operating activities	41.4	106.6

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(19.2)	(35.6)
Acquisitions, net of cash acquired	—	1.0
Net cash flows used in investing activities	(19.2)	(34.6)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(3.3)	(0.1)
Excess tax benefit / (loss) realized from prior exercises of restricted stock	—	0.9
Deferred acquisition payments	—	(91.0)
Net cash flows used by financing activities	(3.3)	(90.2)

Effect of foreign exchange rate changes on cash and cash equivalents	2.3	0.1

Net increase (decrease) in cash and cash equivalents	21.2	(18.1)
Cash and cash equivalents, beginning of period	427.8	447.2
Cash and cash equivalents, end of period	$449.0	$429.1

KLX INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This release includes “adjusted net earnings” and “adjusted earnings per diluted share” to reflect net earnings before amortization, non-cash compensation expense, and to include the tax benefit from the amortization of tax deductible goodwill. This release also includes “EBITDA,” “EBITDA margin,” “free cash flow,” “free cash flow per share,” “ASG EBITDA,” “ASG EBITDA margin,” “ESG EBITDA” and “ESG EBITDA margin,” in each case excluding depreciation and amortization and non-cash compensation expense which are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company uses the above described adjusted measures to evaluate and assess the operational strength and performance of the business and of particular segments of the business. The Company believes these financial measures are relevant and useful for investors because it allows investors to have a better understanding of the Company’s actual operating performance unaffected by the impact of the costs as defined.  These financial measures should not be viewed as a substitute for, or superior to, operating earnings or net earnings (each as defined under GAAP), the most directly comparable GAAP measures, as a measure of the Company’s operating performance.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile the above mentioned non-GAAP financial measures to the most directly comparable GAAP financial measures:

KLX INC.

RECONCILIATION OF NET EARNINGS PER DILUTED SHARE

TO ADJUSTED NET EARNINGS PER DILUTED SHARE

(In Millions, Except Per Share Data)

	THREE MONTHS ENDED
	April 30, 2016	April 30, 2015
Net earnings	$6.2	$17.9
Amortization expense	4.7	6.6
Non-cash compensation	4.8	3.9
Income taxes	4.0	11.0
Adjusted earnings before tax expense	19.7	39.4
Income taxes at normalized rate	7.8	15.6
Less: impact of goodwill deduction *	10.0	10.0
Adjusted income taxes	(2.2)	5.6
Adjusted net earnings	$21.9	$33.8
Adjusted net earnings per diluted share	$0.42	$0.65

Diluted weighted average shares	52.2	52.3

* Tax benefit of goodwill deduction calculated at an assumed benefit of approximately 39.5%

KLX INC.

RECONCILIATION OF CONSOLIDATED OPERATING EARNINGS

TO ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED
	April 30, 2016	April 30, 2015
Operating earnings	$29.1	$47.5
Depreciation and amortization	16.6	20.9
Non-cash compensation	4.8	3.9
Adjusted EBITDA	$50.5	$72.3

RECONCILIATION OF AEROSPACE SOLUTIONS GROUP OPERATING EARNINGS

TO ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED
	April 30, 2016	April 30, 2015
ASG operating earnings	$59.9	$60.8
Depreciation and amortization	7.0	7.1
Non-cash compensation	2.7	3.1
Adjusted EBITDA	$69.6	$71.0

RECONCILIATION OF ENERGY SERVICES GROUP OPERATING (LOSS) EARNINGS

TO ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED
	April 30, 2016	April 30, 2015
ESG operating loss	$(30.8)	$(13.3)
Depreciation and amortization	9.6	13.8
Non-cash compensation	2.1	0.8
Adjusted EBITDA	$(19.1)	$1.3

RECONCILIATION OF NET CASH FLOWS PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

(In Millions)

	THREE MONTHS ENDED
	April 30, 2016	April 30, 2015
Net cash flows provided by operating activities	$41.4	$106.6
Capital expenditures	(19.2)	(35.6)
Free cash flow	$22.2	$71.0

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